                                                                 EXHIBIT e(1)(e)


                                 AMENDMENT NO. 4
                        TO THE FIRST AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT
                                     BETWEEN
                                AIM EQUITY FUNDS
         (CLASS A SHARES, CLASS C SHARES AND INSTITUTIONAL CLASS SHARES)
                                       AND
                            A I M DISTRIBUTORS, INC.

        The First Amended and Restated Master Distribution Agreement (the "Agreement"), dated July 1, 2000, by and between AIM Equity Funds, a Delaware business trust, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

         1.  The following paragraph is added at the end of Section FOURTH: (A):

             "The public offering price of the Class R shares shall be the net asset value per share of the applicable Class R shares. Net asset value per share shall be determined in accordance with the provisions of the then current prospectus and statement of additional information of the applicable Fund. The Distributor may establish a schedule of contingent deferred sales charges to be imposed at the time of redemption of the Shares, and such schedule shall be disclosed in the current prospectus of each Fund. Such schedule of contingent deferred sales charges may reflect variations in or waivers of such charges on redemptions of Class R shares, either generally to the public or to any specified class of shareholders and/or in connection with any specified class of transactions, in accordance with applicable rules and regulations and exemptive relief granted by the Securities and Exchange Commission, and as set forth in the Fund's current prospectus(es). The Distributor and the Trust shall apply any then applicable scheduled variation in or waiver of contingent deferred sales charges uniformly to all shareholders and/or all transactions belonging to a specified class."

         2. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                           FIRST AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT
                                       OF
                                AIM EQUITY FUNDS

         CLASS A SHARES
         --------------
         AIM Aggressive Growth Fund
         AIM Blue Chip Fund
         AIM Capital Development Fund
         AIM Charter Fund
         AIM Constellation Fund
         AIM Core Strategies Fund
         AIM Dent Demographic Trends Fund
         AIM Emerging Growth Fund
         AIM Large Cap Basic Value Fund
         AIM Large Cap Core Equity Fund
         AIM Large Cap Growth Fund
         AIM Mid Cap Growth Fund
         AIM Weingarten Fund

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         CLASS C SHARES
         --------------
         AIM Aggressive Growth Fund
         AIM Blue Chip Fund
         AIM Capital Development Fund
         AIM Charter Fund
         AIM Constellation Fund
         AIM Core Strategies Fund
         AIM Dent Demographic Trends Fund
         AIM Emerging Growth Fund
         AIM Large Cap Basic Value Fund
         AIM Large Cap Core Equity Fund
         AIM Large Cap Growth Fund
         AIM Mid Cap Growth Fund
         AIM Weingarten Fund

         CLASS R SHARES
         --------------
         AIM Aggressive Growth Fund
         AIM Blue Chip Fund
         AIM Capital Development Fund
         AIM Charter Fund
         AIM Constellation Fund
         AIM Large Cap Basic Value Fund
         AIM Large Cap Growth Fund
         AIM Mid Cap Growth Fund
         AIM Weingarten Fund

         INSTITUTIONAL CLASS SHARES
         --------------------------
         AIM Aggressive Growth Fund
         AIM Blue Chip Fund
         AIM Capital Development Fund
         AIM Charter Fund
         AIM Constellation Fund
         AIM Weingarten Fund"

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  June 3, 2002

                                               AIM EQUITY FUNDS


Attest: /s/ P. MICHELLE GRACE                  By: /s/ ROBERT H. GRAHAM
        -----------------------                    ----------------------
        Assistant Secretary                        President



                                               A I M DISTRIBUTORS, INC.


Attest: /s/ P. MICHELLE GRACE                  By: /s/ MICHAEL J. CEMO
        -----------------------                    ---------------------
        Assistant Secretary                        President


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